Exhibit 99.1

Altra Holdings Announces Closing of
Bauer Gear Motor Business Acquisition

BRAINTREE, Mass., May 31, 2011 — Altra Holdings, Inc. (Nasdaq: AIMC), a leading global supplier of clutch brakes, couplings, gearing, belted drives and power transmission components, today announced that it has closed on the previously announced acquisition of substantially all of the assets of Danfoss Bauer GmbH (“Bauer”) relating to its gearmotor business.

“The acquisition of Bauer provides us with the ability to greatly increase our presence in Europe, leverage our global sales channels to cross-sell products, and broaden our product line with Bauer’s well-recognized platform of engineered gear motor products,” said Carl Christenson, Altra President and Chief Executive Officer. “We welcome the Bauer team to Altra and look forward to completing the integration process.”

Bauer is a leading European manufacturer of high-quality gear motors, offering engineered solutions to a variety of industries, including material handling, metals, food processing and energy. In addition to a strong presence in Germany, the company has a well-established sales network in 15 additional countries in Western and Eastern Europe, Russia, China, and the United States. A privately held company headquartered in Esslingen, Germany, Bauer generated approximately 73.4 million Euro in revenue for 2010.

About Altra Holdings

Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork and Warner Linear.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Altra makes the statements. Forward-looking statements involve inherent risks and uncertainties and Altra cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, the potential impact the acquisition will have on Altra including Altra’s presence in Europe, Altra’s ability to leverage its global sales channels to cross-sell products, and Altra’s ability to broaden its product line with

Bauer’s platform of engineered gear motor products. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: (1) expected synergies and cost savings are not achieved or achieved at a slower pace than expected; (2) integration problems, delays or other related costs; (3) retention of customers and suppliers; and (4) unanticipated changes in laws, regulations, or other industry standards affecting the companies.

The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Altra’s Annual Report on Form 10-K for the year ending December 31, 2010 and subsequent Reports on Form 10-Q and Form 8-K, and Altra’s other securities filings. Except as required by law, Altra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Altra Holdings, Inc.
Christian Storch, Chief Financial Officer
781-917-0541
Christian.storch@altramotion.com